Exhibit 99.1

Company Press Release

July 17, 2017	Flowers Foods (NYSE: FLO)

FLOWERS FOODS ANNOUNCES VOLUNTARY EMPLOYEE SEPARATION INCENTIVE PLAN

THOMASVILLE, GA – Flowers Foods, Inc. (NYSE: FLO) today announced a voluntary employee separation incentive plan (VSIP) as part of its effort to restructure, streamline operations, and better position the company for profitable growth. The VSIP is available to certain salaried employees who meet certain defined age, length-of-service, and business function criteria. Employees who elect the VSIP will receive enhanced separation benefits. The VSIP is expected to be substantially completed by the end of fiscal 2017.

Currently, it is not known which employees will elect to participate in the VSIP, so the company is unable to estimate cost, which will consist primarily of employee severance and benefits-related costs. An estimate of the amount or range of costs and benefit will be provided when a good faith determination can be made, which is expected to be in the third quarter of 2017.

Earlier this year, Flowers announced an enhanced organizational structure focused on the company’s strategic objectives of brand growth and innovation, enhanced accountability, cost and complexity reductions, and a strengthened long-term strategy. The changes result from Project Centennial, an extensive operational review and multiyear plan to improve the company’s performance.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2016 sales of $3.9 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Wonder, Tastykake, and Dave’s Killer Bread. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253        Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding the expected timing of the completion of the VSIP, the expected cost of the VSIP and the expected benefits of the VSIP and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) the impact of the level and timing of employee participation in the VSIP on separation costs, (b) competitive conditions in the baked foods industry, including promotional and price competition, (c) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (d) the success of productivity improvements and new product introductions, (e) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (f) fluctuations in commodity pricing, (g) energy and raw material costs and availability and hedging and counterparty risk, (h) our ability to fully integrate recent acquisitions into our business, (i) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, and (l) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.